Exhibit 32.1

                     CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Jake Wei, Chief Executive Officer of Greater China Media and Entertainment Corp., certify  pursuant  to 18 U.S.C.  Section  1350 as enacted by Section  906 of the Sarbanes-Oxley Act of 2002, that:

        (1) the Quarterly Report on Form 10-QSB for the period ended June 30, 2007 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Greater China Media and Entertainment Corp.

China Media and Entertainment Corp.

Date: August 20, 2007	By:	/s/ Jake Wei
Name Jake Wei
Title Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Greater China Media and Entertainment Corp. and will be retained by Greater China Media and Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.